Exhibit 3.1

AMENDED AND RESTATED
BYLAWS
OF
UDR, INC.

November 6, 2015

i

ii

AMENDED AND RESTATED
BYLAWS
OF
UDR, INC.

ARTICLE I
OFFICES

Section 1.1    Principal Office in Maryland and Resident Agent.
The address of the principal office of the corporation in the State of Maryland is 300 E. Lombard Street, Baltimore, Maryland 21202. The name and address of the resident agent in the State of Maryland is The Corporation Trust Incorporated, a Maryland corporation, 300 E. Lombard Street, Baltimore, Maryland 21202.
Section 1.2    Other Offices.
The corporation may also have and maintain such other offices or places of business, both within and outside the State of Maryland as the Board of Directors may from time to time determine or the business of the corporation may require.
ARTICLE II
STOCKHOLDERS' MEETINGS

Section 2.1    Place of Meetings.
(a)Meetings of stockholders may be held at such place, either within or outside the State of Maryland, as may be designated by or in the manner provided in these Bylaws or, if not so designated, as determined by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting may not be held at any place, but may instead be held solely by means of remote communication as authorized by paragraph (b) of this Section 2.1.
(b)If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication:
(i)Participate in a meeting of stockholders; and
(ii)Be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that the corporation (A) implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (B) implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, and (C) maintains a record of any vote or action by any stockholder or proxyholder at the meeting by means of remote communication.
(c)"Remote communication" means a conference telephone or similar communications equipment provided that all persons participating in the meeting can hear each other at the same time.
Section 2.2 Annual Meetings.
The annual meetings of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time the Board of Directors designates from time to time. Failure to hold an annual meeting does not invalidate the corporation's existence or affect any otherwise valid corporate act.
Section 2.3 Special Meetings.
Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by the Chairman of the Board of Directors or the President or by a majority of the Board of Directors at any time. Upon written request of any stockholder or stockholders entitled to cast at least ten percent (10%) of all the votes entitled to be cast at the meeting, if such request states the purpose of the meeting, sets forth the matters proposed to be acted on at it, and includes all information relating to each requesting stockholder that would be required to be disclosed in connection with a shareholder proposal for business to be properly brought before an annual meeting pursuant to Section 2.10(a), delivered in person or sent by registered mail to the Chairman of the Board of Directors, President or Secretary of the corporation, the Secretary shall inform the stockholders who make the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and on payment of these costs to the corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors has the sole power to fix the record date for determining stockholders entitled to request a special meeting of the stockholders, the record date for determining stockholders entitled to notice of and to vote at the special meeting and the date, time and place of the special meeting.
Section 2.4 Notice of Meetings.
(a)Except as otherwise provided by law or in the Charter, written notice of each meeting of stockholders, specifying the place, if any, date and hour and, in the case of a special meeting or as otherwise may be required by law, purpose or purposes of the meeting, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given by the Secretary of the corporation not less than ten (10) nor more than ninety (90) days before the date of the meeting to each stockholder entitled to vote thereat, directed to his or her address as it appears upon the books of the corporation. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice.

(b)When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken unless the adjournment is for more than one hundred twenty (120) days after the original record date, or unless after the adjournment a new record date is fixed for the adjourned meeting, in which event a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.
(c)Notice of the time, place and purpose of any meeting of stockholders may be waived in writing, either before or after such meeting, and, to the extent permitted by law, will be waived by any stockholder by his or her attendance thereat, in person or by proxy. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.
(d)Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of Maryland General Corporation Law ("MGCL"), the Charter or these Bylaws shall be effective when it is (i) personally delivered to the stockholder, (ii) left at the stockholder's residence or usual place of business, (iii) mailed to the stockholder at the stockholder's address as it appears on the records of the corporation or (iv) if consented to by such stockholder, transmitted to the stockholder by electronic mail to any electronic mail address of the stockholder or by any other electronic means. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any such consent shall be deemed revoked if (i) the corporation is unable to deliver by electronic mail or other means two consecutive notices given by the corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an assistant secretary of the corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. An affidavit of the Secretary or an assistant secretary or of the transfer agent or other agent of the corporation that the notice has been given by a form of electronic mail or other means shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of these Bylaws, "electronic mail" or "electronic means" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.
Section 2.5    Record Date.
For purposes of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may (a) fix, in advance, a record date which shall not be more than ninety (90) days prior to the date of any such meeting or the taking of such other actions; or (b) direct that the stock transfer books be closed for a period not to exceed twenty (20) days. A record date may not precede the date on which the record date is fixed. In the case of a meeting of stockholders, the record date or the closing of the transfer books shall be at least ten (10) days before the meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Except where the Board of Directors fixes a new record date for any adjourned meeting, any stockholder who was a stockholder on the original record date shall be entitled to receive notice of and to vote at a meeting of stockholders or any adjournment thereof and to receive a dividend or allotment of rights even though he or she has since such date disposed of his or her shares, and no stockholder becoming a stockholder after such date shall be entitled to receive notice of or to vote at such meeting or any adjournment thereof or to receive such dividend or allotment of rights.

If the Board of Directors does not so fix a record date or close the stock transfer books, then:
(a)The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the later of (i) at the close of business on the day on which notice is mailed or (ii) at the close of business on the thirtieth (30th) day next preceding the day on which the meeting is held.
(b)The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto provided that the payment of a dividend or allotment of rights may not be made more than sixty (60) days after the date on which such resolution was adopted.
Section 2.6    Quorum and Voting.
(a)At all meetings of stockholders except where otherwise provided by law, the Charter or these Bylaws, the presence, in person or by proxy duly authorized, of the holders of a majority of all the votes entitled to be cast at the meeting shall constitute a quorum for the transaction of business. Shares, the voting of which at said meeting have been enjoined, or which for any reason cannot be lawfully voted at such meeting, shall not be counted to determine a quorum at said meeting. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original meeting.
(b)Except as otherwise provided in this Article II, in any "uncontested" election (as defined below), each director shall be elected by a majority of total votes cast for and against such director nominee at a meeting of stockholders duly called and at which a quorum is present. For purposes of the preceding sentence, "a majority of total votes cast" shall mean that the number of shares voted "for" a director's election exceeds fifty percent (50%) of the total number of votes cast with respect to that director's election. Votes "cast" shall mean votes "for" and "against" a director nominee, but shall exclude any abstention with respect to a director's election or with respect to the election of directors generally. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted. An election will be deemed to be an "uncontested" election if no stockholder provides notice of intention to nominate one or more candidates to compete with the Board of Directors' nominees in a director election in the manner required by these Bylaws, or if any such stockholder or stockholders have withdrawn all such nominations at least ten (10) days prior to the corporation's filing with the Securities and Exchange Commission of its definitive proxy statement for such meeting of stockholders.
(c)Notwithstanding the foregoing, in any contested election (which shall be any election other than an "uncontested" election, as defined above), each director shall be elected by a plurality of votes cast at a meeting of stockholders duly called and at which a quorum is present. Each share may be voted for as many individuals as there are directors to be elected and for whose election the share is entitled to be voted.
(d)Any director nominee not elected by the vote required in this Section 2.6 and who is an incumbent director shall promptly tender his or her resignation to the Board of Directors for consideration. The committee of the Board of Directors with primary responsibility for corporate governance matters (the "Governance Committee") will make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action is recommended, taking into account any factors or other information that they consider appropriate and relevant, including the circumstances that led to the failure to receive the required vote, if known. The Board of Directors will act on the tendered resignation within ninety (90) days following certification of the stockholder vote and will promptly disclose its decision and rationale as to whether to accept the resignation (or the reasons for rejecting the resignation, if applicable) in a press release, filing with the Securities and Exchange Commission or by other public announcement, including a posting on the corporation's web site. No director who tenders his or her resignation pursuant to this Section shall participate in the Governance Committee recommendation or Board of Directors action with respect to his or her resignation. Notwithstanding the foregoing, in the event that no director nominee receives the vote required in these Bylaws, the Governance Committee shall make a final determination as to whether the corporation shall accept any or all resignations, including those resignations from the members of the Governance Committee. If an incumbent director's resignation is accepted by the Board of Directors pursuant to this Section 2.6, or if a non-incumbent director nominee is not elected, the Board of Directors may fill the resulting vacancy or decrease the size of the Board of Directors as specified in these Bylaws. If a director's resignation is not accepted by the Board of Directors, such director will continue to serve until his or her successor is duly elected and qualified, or his or her earlier death, resignation, retirement or removal.
(e)Except as otherwise provided by law, the Charter or these Bylaws, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter that properly comes before the meeting.
(f)Except as otherwise provided by law or the Charter, where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter, and the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class.

Section 2.7    Right to Vote; Proxies.
Unless the Charter provides for a greater or lesser number of votes per share or limit or deny voting rights, each outstanding share of stock, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of stockholders. A stockholder may cast the votes entitled to be cast by the shares of the corporation owned of record by him or her, either in person or by proxy in any manner authorized by law, by the stockholder or by his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary before or at the time of the meeting. A stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization by datagram, electronic mail or any other electronic or telephonic means to the person authorized to act as proxy or to any other person authorized to receive the proxy authorization on behalf of the person authorized to act as proxy, including a proxy solicitation firm or proxy support service organization. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. A proxy is revocable by a stockholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the stock to be voted under the proxy or another general interest in the corporation or its assets or liabilities.
Section 2.8    Voting of Shares by Certain Holders.
(a)Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other person who has been appointed to vote such shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such person may vote such shares. Any director or other fiduciary may vote shares registered in his or her name as such fiduciary, either in person or by proxy.
(b)Shares registered in the name of a person adjudged incompetent may be voted and all rights incident thereto may be exercised only by his or her guardian, in person or by proxy. Shares registered in the name of a deceased person may be voted and all rights incident thereto may be exercised only by his or her executor or administrator, in person or by proxy. Shares registered in the name of a minor may be voted and all rights incident thereto may be exercised by his or her guardian, in person or by proxy, or in the absence of such representation by his or her guardian, by the minor, in person or by proxy, whether or not the corporation has notice, actual or constructive, of the minority or the appointment of a guardian, and whether or not a guardian has in fact been appointed.
(c)Shares registered in the names of two or more persons shall be voted or represented in accordance with the vote or consent of the majority of the persons in whose names the shares stand. If only one such person is present in person or by proxy, he or she may vote all the shares, and all the shares standing in the names of such persons are represented for the purpose of determining a quorum. This procedure also applies to the voting of shares by two or more administrators, executors, trustees or other fiduciaries, unless the instrument or order of court appointing them otherwise directs.
(d)Shares of the corporation directly or indirectly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding shares at any given time.
(e)The Board of Directors may adopt by resolution a procedure by which a stockholder may certify in writing to the corporation that any shares registered in the name of the stockholder are held for the account of a specified person other than the stockholder. The resolution shall set forth: the class of stockholders who may make the certification; the purpose for which the certification may be made; the form of certification; the information to be contained in it; if the certification is with respect to a record date or closing of the stock transfer books, the time after the record date or closing of the stock transfer books within which the certification must be received by the corporation; and any other provisions with respect to the procedure which the Board of Directors considers necessary or desirable. On receipt of such certification, the person specified in the certification shall be regarded as, for the purposes set forth in the certification, the stockholder of record of the specified shares in place of the stockholder who makes the certification.
Section 2.9    Inspectors.
At any meeting of stockholders, the chairman of the meeting may appoint one or more persons as inspectors for such meeting. Such inspectors shall ascertain and report the number of shares represented at the meeting based on their determination of the validity and effect of proxies, count all votes, report the results and perform such other acts as are proper to conduct the election and voting with impartiality and fairness to all the stockholders. Each report of an inspector or inspectors shall be in writing and signed by him or by a majority of them if there is more than one inspector; the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.
Section 2.10    Stockholder Proposals.
(a)At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, otherwise properly brought before the meeting by or at the direction of the Board of Directors, or otherwise properly brought before the meeting by a stockholder who is a stockholder of record at the time of giving notice as provided in this Section 2.10(a), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.10(a). In addition to any other applicable requirements for business to be properly brought before an annual meeting by a stockholder, whether or not the stockholder is seeking to have a proposal included in the corporation’s proxy statement or information statement under any applicable rule of the Securities and Exchange Commission (the

“SEC”), including, but not limited to, Regulation 14A or Regulation 14C under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or, if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the one-year anniversary of the prior year’s annual meeting, not less than the later of the ten (10) days following the day on which public announcement of the date of such annual meeting is first made by the ~~c~~orporation) or one hundred twenty (120) days before the date of the meeting), provided, however, that to be timely for the 2012 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Other than with respect to stockholder proposals relating to director nomination(s), which are required to set forth the information specified in Section 2.11 below, a stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder or any Stockholder Associated Person (as defined below), (iv) any material interest of the stockholder or any Stockholder Associated Person in such business, including any anticipated benefit to such stockholder or Stockholder Associated Person, (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to bring the business before the meeting, (vi) as to the stockholder giving the notice and any Stockholder Associated Person, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such stockholder or Stockholder Associated Person with respect to any share of stock of the corporation (each, a “Relevant Hedge Transaction”) and (vii) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (A) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the corporation or with a value derived in whole or in part from the value of any class or series of shares of the corporation, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of capital stock of the corporation, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any Stockholder Associated Person therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right (a “Derivative Instrument”),
(C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the corporation, (D) whether and the extent to which such stockholder or Stockholder Associated Person has direct or indirect beneficial ownership of any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so called “stock borrowing” agreement or arrangement, engaged in, directly or indirectly, by such stockholder, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the corporation (“Short Interests”), (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner (G) any performance-related fees (other than an asset-based fee) that such stockholder or Stockholder Associated Person (or any member of such stockholder’s or Stockholder Associated Person’s immediate family sharing the same household) is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments or Short Interests, if any, as of the date of such notice (which information shall be supplemented not later than ten (10) days after the record date for the meeting to disclose such information as of the record date), (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder or Stockholder Associated Person, and (I) any direct or indirect interest of such stockholder or Stockholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement). For purposes of this Section 2.10(a) and Section 2.11(a), “Stockholder Associated Person” of any stockholder shall mean (x) any person controlling or controlled by, directly or indirectly, or acting in concert with, such stockholder, (y) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and (z) any person controlling, controlled by or under common control with such Stockholder Associated Person.
(b)Subject to Section 2.11(b), below, only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting (or any supplement thereto) given by or at the direction of the Board of

Directors or otherwise properly brought before the meeting by or at the direction of the Board of Directors.
(c)At the same time as or prior to the submission by a stockholder of any stockholder nomination or proposal of business to be considered at an annual or special meeting that, if approved and implemented by the corporation, would cause the corporation to be in breach of any covenant of the corporation in any existing or proposed debt instrument, agreement of the corporation or other material contract or agreement, the proponent stockholder or stockholders must submit to the Secretary of the corporation at the principal executive offices of the corporation (i) evidence satisfactory to the Board of Directors of the lender’s or contracting party’s willingness to waive the breach of covenant or (ii) a plan for repayment of the indebtedness to the lender or correcting the contractual default, specifically identifying the actions to be taken or the source of funds to be used in the repayment, which plan must be satisfactory to the Board of Directors in its discretion.
(d)At the same time or prior to the submission by a stockholder of any stockholder nominations or proposal of business to be considered at an annual or special meeting that, if approved, could not be implemented by the corporation without notifying or obtaining the consent or approval of any federal, state, municipal or other regulatory body, the proponent stockholder or stockholders must submit to the Secretary of the corporation at the principal executive offices of the corporation (i) evidence satisfactory to the Board of Directors that any and all required notices, consents or approvals have been given or obtained, including without limitation such evidence as the Board of Directors may require so that any nominee may be determined to satisfy any suitability or other requirements or (ii) a plan for making the requisite notices or obtaining the requisite consents or approvals, as applicable, prior to the implementation of the proposal or election, which plan must be satisfactory to the Board of Directors in its discretion.
(e)If information submitted pursuant to this Section 2.10 by any stockholder proposing any business at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in compliance with Section 2.10(a). Upon written request of the Secretary or the Board of Directors, any stockholder proposing business at a meeting of stockholders shall provide, within five (5) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.10, and (ii) a written update of any information previously submitted by the stockholder pursuant to this Section 2.10, as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.10.
(f)Notwithstanding anything in these Bylaws to the contrary, only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Unless otherwise required by law, if a stockholder intending to propose business at an annual meeting pursuant to this Section 2.10 does not provide the information required by Section 2.10(a) to the corporation within the applicable time period set forth in Section 2.10(a), is deemed not to have provided such information pursuant to Section 2.10(e), or does not appear in person or by proxy at the meeting to bring the business before the meeting, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the corporation. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 2.10, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. The requirements of Section 2.10 are included to provide the corporation notice of a stockholder's intention to bring business before a meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the corporation as a condition precedent to bringing any such business before a meeting.
(g)Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.10. Nothing in this Section 2.10 shall affect the right of a stockholder to request inclusion of a proposal in, nor the right of the corporation to omit such proposal from, the corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC.
Section 2.11 Nominations of Persons for Election to the Board of Directors.
(a)In addition to any other applicable requirements, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors, by any nominating committee or person appointed by the Board of Directors or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.11(a). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation, which, subject to applicable law, shall be the exclusive means for a stockholder to make nominations whether or not the stockholder is seeking to have a proposal included in the corporation’s proxy statement or information statement under an applicable rule of the SEC, including, but not limited to, Regulation 14A or Regulation 14C under the Exchange Act. To be timely, a stockholder’s notice delivered in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the corporation, not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders (or, if during the prior year the corporation did not hold an annual meeting or if the date of the annual meeting was changed more than thirty (30) days from the one-year anniversary of the prior year’s annual meeting, not less than the later of the ten (10) days following the day on which public announcement of the date of such annual meeting is first made by the corporation) or one hundred twenty (120) days before the date of the meeting) provided, however, that to be timely for the 2012 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the one-year anniversary of the date on which the corporation first mailed its proxy materials for the previous year’s annual meeting of stockholders. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person during the past five years, (C) the person’s previous and/or current memberships on all public company boards of directors, (D) the class and number of shares of the corporation which are beneficially owned by the person, the date such shares were acquired and the investment intent of such acquisition, (E) any bankruptcy filings of the person or any affiliate of the person, (F) any criminal convictions of the person or any affiliate of the person, (G) any civil actions or actions by the SEC or other regulatory agency against the person or an affiliate of the person whereby they were found to have violated any Federal or State securities law, (H) any agreements, understandings or arrangements between the person and any other person or persons with respect to the nominee’s nomination or service on the Board of Directors or the capital stock or business of the corporation, (I) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the stockholder or Stockholder Associated Person, if any, and their respective affiliates and associates, or others acting in concert with the stockholder or any Stockholder Associated Person, on the one hand, and each proposed nominee, or his or her respective affiliates and associates, or others acting in concert with the proposed nominee, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended (“Item 404 of Regulation S-K”) if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made or any affiliate or associate of the stockholder or Stockholder Associated Person, if any, or any person acting in concert with the stockholder or any Stockholder Associated Person, were the “registrant” for purposes of Item 404 of Regulation S-K and the nominee were a director or executive officer of such registrant, and (J) all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors, or that is otherwise required, in each case pursuant to Regulation 14A or Regulation 14C (or any successor provisions) under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (ii) the name and record address of the stockholder giving the notice, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder giving the notice or any Stockholder Associated Person, (iv) as to the stockholder giving the notice and any Stockholder Associated Person, to the extent not set forth pursuant to the immediately preceding clause, (A) whether and the extent to which any Relevant Hedge Transaction has been entered into, (B) whether and the extent to which any Derivative Instrument is directly or indirectly beneficially owned, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the corporation, (D) whether and the extent to which any Short Interest is directly or indirectly beneficially owned, (E) any rights to dividends on the shares of the corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (F) any proportionate interest in shares of the corporation or Derivative Instruments or Short Interests held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the corporation or Derivative Instruments or Short Interests, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the corporation held by such stockholder or Stockholder Associated Person, and (I) any direct or indirect interest of such stockholder or Stockholder Associated Person in any contract with the corporation, any affiliate of the corporation or any principal competitor of the corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement). The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation and to determine the independence of the proposed nominee under applicable standards. Each person nominated to serve as a director by a stockholder must submit the questionnaire, representation and agreement specified in Section 2.11(c) at the time notice of the proposed nomination is provided in accordance with this Section 2.11(a). Within 10 days of a request by the corporation, a stockholder nominating a person for election as a director of the corporation must also deliver to the corporation any additional information reasonably requested by the corporation concerning the stockholder or the person nominated for election as a director of the corporation as would be required, pursuant to applicable law, to be disclosed in the proxy materials concerning all persons nominated (by the corporation or otherwise) for election as a director of the corporation, whether or not the nominee is to be included in the corporation’s proxy statement. In this regard, the corporation may require, within 10 days of a request by the corporation, any proposed nominee to furnish such additional information as may be reasonably required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation or a member of any committee of the Board of Directors, or that could be material to a reasonable stockholder’s understanding of the qualifications or independence, or lack thereof, of such nominee. Subject to applicable law, no person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth herein. These provisions shall not apply to nomination of any persons entitled to be separately elected by holders of preferred stock.
(b)Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting (or any supplement thereto) (i) by or at the direction of the Board of Directors, or (ii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by a stockholder who is a stockholder of record at the time of giving notice as provided in this Section 2.11(b), who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 2.11(b). In the event a special meeting of stockholders is called for the purpose of electing one or more directors to the Board of Directors, any stockholder of record may nominate an individual or individuals (as the case may be) for election as a director as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, if the stockholder's notice containing the information required by Section 2.11(a) shall have been delivered to or mailed and received at the principal executive offices of the corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the date of the special meeting (or, if the first public announcement of the date of such special meeting is less than one hundred (100) days prior to the date of such special meeting, not less than ten (10) days following the day on which public announcement of the date of such special meeting is first made by the corporation). In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(c)To be eligible to be a nominee for election or re-election as a director of the corporation under this Section 2.11, a person nominated by a stockholder must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.11(a)) to the Secretary at the principal offices of the corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nominee is being nominated (which questionnaire shall be provided by the Secretary upon written request) and a written representation, and agreement (in the form provided by the Secretary upon written request) that the person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how that person, if elected as a director of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or (B) any Voting Commitment that could limit or interfere with that person’s ability to comply, if elected as a director of the corporation, with that person’s duties to the corporation under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in the questionnaire, representation or agreement, and (iii) in the person’s individual capacity and on behalf of any person or entity on whose behalf the nominee is being nominated, would be in compliance, if elected as a director of the corporation, and will comply, with all applicable publicly disclosed corporate governance, code of business conduct and ethics, related person transaction, confidentiality and stock ownership and trading policies and guidelines of the corporation as presently exist or as may be amended or adopted from time to time.
(d)If information submitted pursuant to this Section 2.11 by any stockholder proposing a nominee for election as a director at a meeting of stockholders shall be inaccurate to any material extent, such information may be deemed not to have been provided in compliance with Section 2.11(a). Upon written request of the Secretary or the Board of Directors, any stockholder proposing a nominee for election as a director at a meeting of stockholders shall provide, within five (5) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 2.11, and (ii) a written update of any information previously submitted by the stockholder pursuant to this Section 2.11, as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 2.11.

(e)If the chairman of the meeting determines that a nomination of any candidate for election as a director was not made in accordance with Section 2.11, such nomination shall be void. Notwithstanding anything in these Bylaws to the contrary, unless otherwise required by law, if a stockholder intending to make a nomination at an annual or special meeting pursuant to Section 2.11 does not provide the information required by Section 2.11(a) to the corporation within the applicable time period set forth in Section 2.11(a), is deemed not to have provided such information pursuant to Section 2.11(d), the nominee does not submit the questionnaire, representation and agreement specified in Section 2.11(c) to the corporation within the applicable time period set forth in Section 2.11(a), or the stockholder does not appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the corporation.
(f)Notwithstanding the foregoing provisions of this Section 2.11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall affect the right of a stockholder to request inclusion of a director nominee in, nor the right of the corporation to omit such director nominee from, the corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC.
Section 2.12    Action Without Meetings.
(a)Except as provided in the next sentence, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if there is filed with the records of stockholders' meetings a unanimous written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter. Unless the Charter requires otherwise, the holders of any class of stock other than common stock, entitled to vote generally in the election of directors, may take action or consent to any action by the written consent of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a stockholders meeting if the corporation gives notice of the action to each stockholder not later than ten (10) days after the effective time of the action. To be effective, a written consent must be delivered to the corporation by delivery to its registered office in Maryland, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent, and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 2.12 to the corporation, written consents signed by a sufficient number of holders to take action are delivered to the corporation in accordance with this Section 2.12.
(b)An electronic transmission consent to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder, and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such electronic transmission. The date on which such electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in Maryland, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if to the extent and in the manner provided by resolution of the Board of Directors of the corporation.
Section 2.13 Voting by Ballot.
If ordered by the presiding officer of any stockholder meeting, the vote upon any election or question shall be by ballot.
Section 2.14 Organization and Conduct of Meetings.
Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting: the Vice Chairman of the Board, if there be one, the Chief Executive Officer, the President, the Vice Presidents in their order of rank and seniority, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretary’s absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or in the absence of any Assistant Secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation: (a) restricting admission to the time set for the commencement of the meeting, (b) limiting attendance at the meeting to stockholders of record of the corporation, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (c) limiting participation at the meeting on any matter to stockholders of record of the corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine, (d) limiting the time allotted to questions or comments by participants, (e) maintaining order and security at the meeting; (f)

removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting, (g) determining when the polls should be opened and closed, and (h) recessing the meeting, adjourning the meeting to a later date and time and place announced at the meeting or concluding the meeting. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
ARTICLE III

DIRECTORS

Section 3.1 Number; Term of Office; Qualification.
(a)The number of directors of the corporation shall not be less than one (1) nor more than twelve (12) until changed by a resolution amending this Section 3.1 duly adopted by the Board of Directors. The exact number of directors shall be fixed from time to time, within the limits specified in this Section 3.1, by the Board of Directors.
(b)With the exception of the first Board of Directors, which shall be elected by the incorporators, and except as provided in Section 3.3, the directors shall be elected in accordance with the Charter and these Bylaws, at the stockholders annual meeting in each year and entitled to vote on the election of directors. Elected directors shall hold office until the next annual meeting and until their successors are duly elected and qualified. Directors need not be stockholders.
(c)Each director shall be at least 21 years of age. Each director shall own shares of common stock of the corporation, and the Board of Directors shall from time to time, following a review of the matter by the Governance Committee, adopt stock ownership guidelines for non-employee directors, which shall be publicly disclosed in accordance with applicable law and/or the listing standards of the securities exchange on which the common stock of the corporation is listed. Each director shall have the requisite experience, background and qualifications that the Board of Directors determines, in its sole discretion, is necessary to serve on the Board of Directors of the corporation. A majority of the directors of the corporation that do not also serve as employees of the corporation shall be “independent,” as determined in accordance with the policies of the corporation that are adopted by the Board of Directors from time to time, and applicable law and/or the listing standards of the securities exchange on which the common stock of the corporation is listed.
Section 3.2 Powers.
The powers of the corporation shall be exercised, its business conducted and its property controlled by or under the direction of the Board of Directors.
Section 3.3 Vacancies.
Unless the Charter requires otherwise, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office for the unexpired portion of the term of the director whose place is vacant and until his or her successor is duly elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Section 3.3 in the case of the death, removal or resignation of any director, or if the stockholders fail at any meeting of stockholders at which directors are to be elected (including any meeting referred to in Section 3.4 below) to elect the number of directors then constituting the whole Board of Directors.
Section 3.4 Resignations and Removals.
(a)Any director may resign at any time by delivering his or her resignation to the Secretary in writing or by electronic transmission, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors resigns from the Board of Directors effective at a future date and, unless the Charter requires otherwise, only a majority of the remaining directors then in office, even if such remaining directors do not constitute a quorum, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations become effective, and each director so chosen shall hold office for the unexpired portion of the term of the director whose place is vacated and until his or her successor is duly elected and qualified.
(b)Subject to the rights of one or more classes or series of preferred stock of the corporation to elect or remove one or more directors, any director or the entire Board of Directors may be removed from office at any time, with or without cause, only at a meeting of the stockholders called for such purpose (in accordance with Section 2.4), by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote, voting as a class, in the election of directors. The notice of such meeting shall indicate that the purpose or one of the purposes of such meeting is to determine if a director should be removed.
Section 3.5 Meetings.
(a)The annual meeting of the Board of Directors shall be held immediately after the annual stockholders' meeting and at the place where such meeting is held or at the place announced by the Chairman at such meeting. No notice of an annual meeting of the Board of Directors shall be necessary, and such meeting shall be held for the purpose of electing officers and transacting such other business as may lawfully come before it. The Board of Directors may provide, by resolution, the time and place, either within or outside the State of Maryland, for the holding of regular meetings of the Board of Directors without notice other than such resolution.
(b)Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board of Directors, the Chief Executive Officer or by a majority of the members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or outside the State of Maryland, as the place for holding any special meeting of the Board of Directors called by them.

(c)Written notice of the time and place of all special meetings of the Board of Directors shall be delivered personally to each director or sent by facsimile transmission or other form of electronic transmission at least twenty-four (24) hours before the start of the meeting, or sent by first class mail at least five (5) days before the date of the meeting. Notice of any meeting may be waived in writing, which shall be filed with the records of the meeting, at any time before or after the meeting and will be waived by any director by attendance thereat.
Section 3.6    Quorum and Voting.
(a)A quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time in accordance with Section 3.1; provided, however, at any meeting whether a quorum is present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting.
(b)At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by a vote of a majority of the directors present, unless a different vote is required by law, the Charter or these Bylaws.
(c)Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation in a meeting by such means shall constitute presence in person at such meeting.
(d)The transactions of any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, or a consent to holding such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.
Section 3.7    Action Without Meeting.
Unless otherwise restricted by the Charter or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and such writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.
Section 3.8    Fees and Compensation.
Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 3.9    Presumption of Assent.
A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) such director announces his or her dissent at the meeting and (b)(i) his or her dissent is entered in the minutes of the meeting, (ii) he or she files his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or (iii) he or she forwards such dissent within twenty-four (24) hours after the meeting is adjourned, by certified mail, return receipt requested, bearing a postmark from the United States Postal Service to the secretary of the meeting or the Secretary of the corporation. Such right to dissent shall not apply to a director who voted in favor of such action or failed to make his or her dissent known at the meeting.
Section 3.10    Committees.
(a)The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, appoint an Executive Committee of one or more directors. The Executive Committee to the extent permitted by law shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the corporation, except as prohibited by law. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board of Directors, in accordance with that general authorization or any stock option or other plan or program adopted by the Board of Directors, may authorize or fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-208 of the MGCL.
(b)The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, from time to time appoint such other committees as may be permitted or required by law. Such other committees appointed by the Board of Directors shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committee, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws.
(c)The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which appointed such committee. The Board of Directors, subject to the provisions of subsections (a) or (b) of this Section 3.10, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee; provided that no committee shall consist of less than one member. The membership of a committee member shall terminate on the date of his or her death or voluntary resignation, but the Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
(d)Unless the Board of Directors otherwise provides, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 3.10 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at the principal office of the corporation or at any place which has been designated from time to time by resolution of such committee or by written consent of all members thereof, and may be called by any director who is a member of such committee upon written notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of written notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat. A majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee.
ARTICLE IV

OFFICERS

Section 4.1 Officers Designated.
The Board of Directors, promptly after its election in each year, shall appoint a Chairman of the Board of Directors, a Vice Chairman of the Board of Directors and a President (all of whom shall be directors) and a Treasurer and Secretary. Any vacancies among these offices shall be filled by the Board of Directors. The Board of Directors or the President may appoint one or more Vice Presidents and such other officers or assistant officers as the Board of Directors or the President may deem proper, and any vacancies among these officers and assistant officers shall be filled by either the Board of Directors or the President. Any officer may hold more than one office, except for the offices of President and Vice President. A person who holds more than one office in the corporation may not act in more than one capacity to execute, acknowledge or verify an instrument required by law to be executed, acknowledged or verified by more than one officer.
Section 4.2 Tenure and Duties of Officers.
(a)All officers shall hold office at the pleasure of the Board of Directors and until their successors are duly elected and qualified, unless sooner removed. Any officer of the corporation may be removed at any time by the Board of Directors if the Board of Directors in its judgment finds that the best interests of the corporation will be served. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or by the President if the President has the authority to fill such vacancy pursuant to Section 4.1 of these Bylaws. Nothing in these Bylaws shall be construed as creating any kind of contractual right to employment with the corporation.
(b)The Chairman of the Board of Directors when present shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors may designate from time to time.
(c)The Vice Chairman in the absence of the Chairman of the Board of Directors shall preside at all meetings of the stockholders and at all meetings of the Board of Directors. In the event of the death, disability or resignation of the Chairman of the Board of Directors, the Vice Chairman shall serve as the Chairman of the Board of Directors until a new Chairman of the Board of Directors is duly appointed by the Board of Directors. The Vice Chairman of the Board of Directors shall perform such other duties and have such other powers as the Board of Directors may designate from time to time.
(d)The Board of Directors may designate a Chief Executive Officer. In the absence of such designation, the President shall be the Chief Executive Officer of the corporation. The Chief Executive Officer shall have general responsibility for implementation of the policies of the corporation, as determined by the Board of Directors, and for the management of the business and affairs of the corporation.
(e)In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the corporation. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
(f)The Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of the President is vacant, until such vacancy is filled by the Board of Directors in accordance with Section 4.1 of these Bylaws. The Vice Presidents shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time. The Board of Directors may designate one or more Vice Presidents as Executive Vice President. In addition to such other powers, each Executive Vice President may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of Executive Vice President and such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer from time to time.
(g)The Secretary shall attend all meetings of the stockholders and of the Board of Directors and any committee thereof, and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice, in conformity with these Bylaws, of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform such other duties and have such other powers as the Board of Directors may designate from time to time. The President may direct any assistant secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each assistant secretary shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.
(h)The Treasurer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner, and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Treasurer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Treasurer shall perform all other duties commonly incident to his or her office and shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time. The President may direct any assistant treasurer to assume and perform the duties of the Treasurer in the absence or disability of the Treasurer, and each assistant treasurer shall perform such other duties and have such other powers as the Board of Directors or the President may designate from time to time.
ARTICLE V

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING OF SECURITIES OWNED BY THE CORPORATION

Section 5.1 Execution of Corporate Instruments.
(a)The Board of Directors may in its discretion determine the method and designate the signatory officer or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except where otherwise provided by law, and such execution or signature shall be binding upon the corporation.
(b)All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors may authorize.
(c)Execution of any corporate instrument may be effected in such form, either manual, facsimile or electronic signature, as may be authorized by the Board of Directors.
Section 5.2 Voting of Securities Owned by Corporation.
All stock and other securities of other corporations owned or held by the corporation for itself or for other parties in any capacity shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board of Directors, the President or any Vice President.

ARTICLE VI

SHARES OF STOCK

Section 6.1    Certificates.
Each stockholder shall be entitled to a certificate or certificates which represent and certify the number of shares of each class held by him or her in the corporation; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any class or series of shares may be uncertificated. Each certificate shall include on its face the name of the corporation, the name of the stockholder or other person to whom it is issued and the class of stock and number of shares it represents. Each certificate shall be signed by the Chairman of the Board of Directors, the President or any Vice President and countersigned by the Secretary or an assistant secretary or the Treasurer or an assistant treasurer and may be sealed with the seal, if any, of the corporation. The signatures may be either manual or facsimile. Certificates shall be consecutively numbered; and if the corporation issues several classes of shares, each class may have its own numbered series. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A stock certificate may not be issued until the stock represented by it is fully paid. Each certificate representing shares which are restricted as to their transferability shall contain a full statement of such restriction or state that the corporation will furnish information about the restriction to the stockholder on request and without charge. Except as otherwise provided by law, the fact that a stock certificate does not contain or refer to a restriction on transferability that is adopted after the date of issuance of the stock certificate does not mean that the restriction is invalid or unenforceable. If the corporation has authority to issue shares of more than one class, the certificate shall contain on the face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class of shares which the corporation is authorized to issue and, if the corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set and the authority of the Board of Directors to set the relative rights and preferences of subsequent series. In lieu of such statement or summary, the certificate may state that the corporation will furnish a full statement of such information to any stockholder upon request and without charge.
Section 6.2    Transfers.
Transfers of stock shall be made on the books of the corporation only by the record holder of such stock, or by attorney lawfully constituted in writing, and, in the case of stock represented by a certificate, upon surrender of the certificate. Notwithstanding the foregoing, transfers of shares of any class will be subject in all respects to the Charter and all of the terms and conditions contained therein.
Section 6.3    Replacement Certificate.
The Secretary and any other officer designated by the Board of Directors may direct a new certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing the issuance of a new certificate, the Secretary or other officer designated by the Board of Directors may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or the owner's legal representative to give bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise as a result of the issuance of a new certificate.
Section 6.4 Stock Ledger.
The corporation shall maintain at its principal office or at the office of its counsel, accountants or transfer agent, an original or duplicate stock ledger containing the name and address of each stockholder and the number of shares of each class held by such stockholder. The stock ledger may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by the laws of the State of Maryland.
Section 6.5 Issuance of Units.
Notwithstanding any other provision of these Bylaws to the contrary, the Board of Directors may issue units consisting of different securities of the corporation. Any security issued in a unit shall have the same characteristics as any identical securities issued by the corporation, except that the Board of Directors may provide that, for a specified period, securities of the corporation issued in such unit may be transferred on the books of the corporation only in such unit.
Section 6.6 Fractional Share Interests or Scrip.
The corporation may, but is not obliged to, issue fractional shares of stock, eliminate a fractional interest by rounding off to a full share of stock, arrange for the disposition of a fractional interest by the person entitled to it, pay cash for the fair value of a fractional share of stock determined as of the time when the person entitled to receive it is determined, or issue scrip, or other evidence of ownership aggregating a full share for a certificate which represents the share and, unless otherwise provided, does not entitle the holder to exercise any voting rights, to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may impose any reasonable condition on the issuance of scrip or other evidence of ownership, and may cause such scrip or other evidence of ownership to be issued subject to the condition that it will become void if not exchanged for a certificate representing a full share of stock before a specified date or subject to the condition that the shares for which such scrip or other evidence of indebtedness are exchangeable may be sold by the corporation and the proceeds thereof distributed to the holders of such scrip or other evidence of indebtedness, or subject to a provision of forfeiture of such proceeds to the corporation if not claimed within a period of not less than three years from the date the scrip or other evidence of ownership was originally issued.

Section 6.7    Dividends.
If declared by the Board of Directors at any meeting thereof, the corporation may pay dividends on its shares in cash, property, or in shares of the capital stock of the corporation, unless such dividend is contrary to law or to a restriction contained in the Charter.
ARTICLE VII

INDEMNIFICATION

Section 7.1    Right to Indemnification.
The corporation shall indemnify its directors and officers, whether serving the corporation or, at its request, any other entity, to the full extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the full extent permitted by law. The corporation may indemnify other employees and agents, whether serving the corporation or, at its request, any other entity, to such extent as may be authorized by the Board of Directors and as permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of these Bylaws or repeal of any of its provisions shall limit or eliminate the foregoing right to indemnification, including the advancement of expenses, provided hereunder with respect to acts or omissions or alleged acts or omissions occurring prior to such amendment or repeal. The rights conferred upon indemnitees in this Article VII shall be contract rights that vest upon such indemnitee’s commencement of service to or at the request of the corporation, and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.
Section 7.2    Provisions Nonexclusive.
The rights conferred on any person by this Article VII shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of the Charter, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that any provision of the Charter, agreement or vote of the stockholders or disinterested directors is inconsistent with these Bylaws, such provision, agreement or vote shall take precedence.
Section 7.3    Authority to Insure.
The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the corporation would have the power to indemnify against liability under the general laws of the State of Maryland.
Section 7.4    Survival of Rights.
The rights provided by this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
Section 7.5    Subrogation.
In the event of payment under this Article VII, the corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the director or officer, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the corporation effectively to bring suit to enforce such rights.
Section 7.6    No Duplication of Payments.
The corporation shall not be liable under this Article VII to make any payment in connection with any claim made against a director or officer to the extent the director or officer has otherwise actually received payment (under any insurance policy, agreement, vote or otherwise) of the amounts otherwise indemnifiable hereunder.
Section 7.7    Right of Claimant to Bring Suit.
If a claim under Section 7.1 of this Article VII is not paid in full by the corporation within ninety (90) days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to also be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the MGCL for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

ARTICLE VIII

MISCELLANEOUS

Section 8.1    Fiscal Year.
The fiscal year of the corporation shall be the twelve (12) calendar months ending December 31 in each year, unless otherwise provided by the Board of Directors.
Section 8.2    Exemption From Control Share Acquisition Act.
The provisions of Title 3, Subtitle 7 of the MGCL (the Maryland Control Share Acquisition Act), or any successor statute, shall not apply to any acquisition by any person of shares of the corporation. This Section 8.2 may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw and consistent with applicable law, apply to any prior or subsequent control share acquisition.
Section 8.3    Other Securities of the Corporation.
Each certificate which represents any bond, note, guaranty, obligation or other corporate security (other than stock) shall be signed by the Chairman of the Board of Directors, the President or any Vice President and countersigned by the Secretary, an assistant secretary, the Treasurer or the assistant treasurer. Such certificate may be sealed with the actual corporate seal or a facsimile of it or in any other form. The signatures on the certificate may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer at the time it is issued.
Section 8.4    Corporate Seal.
The corporate seal shall be a flat-faced circular die, of which there may be any number of counterparts, with the word "SEAL" and the name of the corporation engraved thereon. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. If the corporation is required to place its corporate seal to a document, it is sufficient to meet the requirements of any law, rule or regulation relating to a corporate seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the corporation.
Section 8.5    Amendments.
The Board of Directors shall have the exclusive power to replace, alter, amend or repeal these Bylaws or adopt new Bylaws (including, without limitation, the amendment of any Bylaws setting forth the number of directors who shall constitute the whole Board of Directors) by unanimous written consent or at any annual, regular, or special meeting by the affirmative vote of a majority of the whole number of directors. With the approval of the Board of Directors, the stockholders shall have the power, by affirmative vote of a majority of the outstanding shares of common stock of the corporation, at any annual meeting (subject to the notice requirements of

Section 2.4) or at any special meeting if notice thereof is included in the notice of such special meeting, to alter, amend or repeal any Bylaws of the corporation and to make new Bylaws.
Section 8.6    Reliance.
Each director of the corporation shall, in the performance of his or her duties with respect to the corporation, be entitled to rely on any information, opinion report or statement, including financial statements or other financial data, prepared or presented by an officer or employee of the corporation whom the director reasonably believes to be reliable and competent in the matters presented, by a lawyer, certified public accountant or other person as to a matter which the director reasonably believes to be within the person's professional or expert competence or by a committee of the Board of Directors on which the director does not serve, as to a matter within its designated authority, if the director believes the committee to merit confidence.